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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of
Park Place Entertainment and Subsidiaries:

        We consent to the incorporation by reference in Registration Statements No. 333-70853 on Form S-3 and Nos. 333-69507, 333-69513, 333-69515, 333-70303, and 333-66336 on Form S-8 of Park Place Entertainment Corporation of our report dated January 29, 2002, except for paragraph 8 of Note 8, as to which the date is March 14, 2002, and Note 17, as to which the date is February 20, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Emerging Issues Task Force ("EITF") 00-14 "Accounting for Certain Sales Incentives" and EITF 00-22 "Accounting for 'Points' and Certain Other Time-Based Sales Incentives Offers, and Offers for Free Products or Services to Be Delivered in the Future") appearing in the Annual Report on Form 10-K of Park Place Entertainment Corporation for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
March 24, 2002

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  EXHIBIT 23
  INDEPENDENT AUDITORS' CONSENT